UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

Chevron Phillips Chemical Company LLC

(Exact name of the Registrant as specified in its charter)

Delaware	333-59054-01	73-1590261
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

10001 Six Pines Drive

The Woodlands, TX 77380-1498

(Address of principal executive offices, including zip code)

(832) 813-4100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On May 22, 2006, the Compensation Committee of the Board of Directors of Chevron Phillips Chemical Company LLC approved Amendment Number One to the Chevron Phillips Chemical Company LP Supplemental Executive Retirement Plan, effective January 1, 2006.

The amendment primarily provides for the payment of certain benefits to plan participants who are not vested in the Chevron Phillips Chemical Company LP Retirement Plan at the time of their separation from service from Chevron Phillips Chemical Company LP, provided they are  (i) former employees of Chevron Corporation or ConocoPhillips (collectively, the “parent companies”) and (ii) retirement eligible under the parent company’s retirement plan at the time of their termination of service from said parent company.

ITEM 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1        Amendment Number One to the Chevron Phillips Chemical Company LP Supplemental Executive Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

Date: May 22, 2006	/s/ Craig B. Glidden
Craig B. Glidden
Senior Vice President,
General Counsel and Secretary